SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 20, 2013
Date of report (Date of earliest event reported)
____________________________________

BIOLIFE SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18710	94-3076866
(State or Other Juris-	(Commission File No.)	(IRS Employer
diction of Incorporation)		Identification No.)

      3303 Monte Villa Parkway, Bothell, WA 98021
(Address of principal executive offices, including zip code)

(425) 402-1400
(Registrant’s telephone number, including area code)
____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 20, 2013, the BioLife Solutions Inc. (the “Company”) held its 2013 Annual Meeting of stockholders (the “Annual Meeting”) at its principal executive office in Bothell, Washington. At the Annual Meeting, the Company’s stockholders approved each of the following proposals set forth in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 30, 2013 (the “2013 Proxy Statement”):

Proposal 1:

The Company’s stockholders elected the following directors to hold office until the 2014 Annual Meeting:

Name	Votes For	Votes Withheld	Broker Non-Votes
Michael Rice	35,397,986	148,862	8,686,777
Roderick de Greef	35,389,704	157,144	8,686,777
Thomas Girschweiler	35,396,979	149,869	8,686,777
Raymond Cohen	35,381,406	165,442	8,686,777
Andrew Hinson	35,398,286	148,562	8,686,777
Rick Stewart	35,398,526	148,322	8,686,777

Proposal 2:

The Company’s stockholders approved, by a non-binding vote, the compensation of our named executive officers, as disclosed in the 2013 Proxy Statement, as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
35,318,605	213,248	14,995	8,686,777

Proposal 3:

The Company’s stockholders voted on a non-binding advisory proposal regarding the frequency of conducting future stockholder advisory votes on the compensation of our named executive officers, as set forth below:

1 Year	2 Years	3 Years	Abstentions
623,472	120,377	34,754,072	48,927

A majority of the Company’s stockholders selected three years as the frequency of conducting future stockholder advisory votes on named executive officer compensation.  The Company has decided to adopt three years as the frequency for the non-binding advisory vote on the compensation of our named executive officers until the next stockholder vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers is required.

Proposal 4:

The Company’s stockholders approved the 2013 Performance Incentive Plan, as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
35,300,545	192,772	53,531	8,686,777

Proposal 5:

The Company’s stockholders ratified the appointment of Peterson Sullivan LLP as our independent registered public accounting firm for 2013, as set forth below:

Votes For	Votes Against	Abstain
44,200,669	17,406	15,550

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLIFE SOLUTIONS, INC.

Date: June 25, 2013	By:	/s/ Daphne Taylor
Daphne Taylor
Chief Financial Officer